Exhibit 99

Snap-on Announces Second Quarter 2025 Results

Sales of $1,179.4 million and diluted EPS of $4.72 for the second quarter of 2025;
Gross margin of 50.5% and operating earnings before financial services margin of 22.0%;
Tools Group segment sales up 1.9% versus last year

KENOSHA, Wis. — July 17, 2025 — Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the second quarter of 2025.
•Net sales of $1,179.4 million in the second quarter of 2025 were unchanged from 2024 levels, reflecting an $8.6 million, or 0.7%, organic decline offset by $8.6 million of favorable foreign currency translation.
•Operating earnings before financial services for the quarter of $259.1 million, or 22.0% of net sales, compared to $280.3 million, or 23.8% of net sales, last year, which included a benefit of $11.2 million, or 100 basis points, for the final payments received associated with a legal matter (the “legal payments”).
•Financial services revenue in the quarter of $101.7 million compared to $100.5 million in 2024; financial services operating earnings of $68.2 million compared to $70.2 million last year.
•Consolidated operating earnings for the quarter of $327.3 million, or 25.5% of revenues (net sales plus financial services revenue), compared to $350.5 million, or 27.4% of revenues, in 2024, which included a benefit of $11.2 million, or 90 basis points, for the legal payments.
•The second quarter effective income tax rate was 22.5% in 2025 and 22.6% in 2024.
•Net earnings in the quarter of $250.3 million, or $4.72 per diluted share, compared to net earnings of $271.2 million, or $5.07 per diluted share, a year ago. In 2024, net earnings included an $8.7 million, or $0.16 per diluted share, after-tax benefit from the legal payments.
See “Non-GAAP Measures” below for a definition of, and further explanation about, organic sales.

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“We’re encouraged by our second quarter results, from the return of sales growth in the U.S. Tools Group to the resilient gross margins and solid operating earnings performance of the overall enterprise, all achieved against the persistent headwinds of general uncertainty and trade turbulence,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “During the period, we maintained our actions to overcome the continued variation in confidence among vehicle repair technicians, driving the product-development, manufacturing and marketing programs that enabled our pivot to quick payback items, gaining significant traction in matching current customer preferences and reestablishing positive momentum in the quarter. Beyond that, we advanced with OEM dealerships and independent shop owners and managers, particularly with our powerful diagnostics platforms, and secured gains in the critical precision-torque arena, where technological progress is increasing the need for sophisticated solutions across essential repair markets. Despite the volatile nature of the ongoing environment, we believe our deeply-rooted strategy to make in the markets where we sell, our structural strengths in broadly-established facilities, know-how and people, and our strong commitment to our Snap-on Value Creation processes, position us well in navigating the multi-varied challenges of today and tomorrow. As such, we proceed with confidence that our balanced approach of growth and improvement will prevail as we move forward and upward. Finally, I want to thank our franchisees and associates worldwide for their many contributions, for their unwavering dedication, and for their steadfast belief in our ability to take full advantage of the abundant opportunities ahead.”
Segment Results
Commercial & Industrial Group segment sales of $347.8 million in the quarter compared to $372.0 million last year, reflecting a $28.7 million, or 7.6%, organic decline, partially offset by $4.5 million of favorable foreign currency translation. The organic decrease is primarily due to reductions in the segment’s Asia Pacific and European-based hand tools businesses, and in activity with customers in critical industries. These declines were partially offset by a rise in the specialty torque operation.
Operating earnings of $46.9 million in the period compared to $62.2 million in 2024. The operating margin (operating earnings as a percentage of segment sales) of 13.5% compared to 16.7% a year ago.
Snap-on Tools Group segment sales of $491.0 million in the quarter compared to $482.0 million last year, reflecting a $7.8 million, or 1.6%, organic sales gain and $1.2 million of favorable foreign currency translation. The organic increase is due to higher sales in the U.S., while activity in the segment’s international operations was essentially flat.
Operating earnings of $116.7 million in the period compared to $114.8 million in 2024. The operating margin of 23.8% was unchanged from last year.
Repair Systems & Information Group segment sales of $468.6 million in the quarter compared to $454.8 million last year, reflecting a $10.7 million, or 2.3%, organic sales increase and $3.1 million of favorable foreign currency translation. The organic gain includes higher activity with OEM dealerships and increased sales of diagnostic and repair information products to independent repair shop owners and managers, partially offset by lower volumes of undercar equipment.
Operating earnings of $119.8 million in the period compared to $113.6 million in 2024. The operating margin of 25.6% compared to 25.0% a year ago.
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Financial Services operating earnings of $68.2 million on revenue of $101.7 million in the quarter compared to operating earnings of $70.2 million on revenue of $100.5 million last year. Originations of $293.0 million in the second quarter represented a decrease of $15.1 million, or 4.9%, from 2024 levels.
Corporate expenses in the second quarter of $24.3 million compared to $10.3 million last year, which included a benefit from the legal payments.
Outlook
We believe that our markets and our operations possess and have demonstrated continuing and considerable resilience against the uncertainties of the current environment. In 2025, Snap-on expects to make ongoing progress along its decisive runways for coherent growth, leveraging capabilities already proven in the automotive repair arena, developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including extending in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, we project that capital expenditures in 2025 will approximate $100 million, of which $42.6 million was incurred in the first six months of the year.
Snap-on currently anticipates that its full-year 2025 effective income tax rate will be in the range of 22% to 23%.
Conference Call and Webcast on July 17, 2025, at 9:00 a.m. Central Time
A discussion of this release will be webcast on Thursday, July 17, 2025, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit https://www.snapon.com/EN/Investors/Investor-Events and click on the link to the call. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website at https://www.snapon.com/EN/Investors/Financial-Information/Quarterly-Earnings.
Non-GAAP Measures
References in this release to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), adjusted to exclude acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, expanded customer base, geographic expansion, new product development and pricing changes, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. Organic sales also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in the company’s businesses and facilitates comparisons of its sales performance with prior periods.

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About Snap-on
Snap-on Incorporated is a leading global innovator, manufacturer, and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks including those working in vehicle repair, aerospace, the military, natural resources, and manufacturing. From its founding in 1920, Snap-on has been recognized as the mark of the serious and the outward sign of the pride and dignity working men and women take in their professions. Products and services are sold through the company’s network of widely recognized franchisee vans, as well as through direct and distributor channels, under a variety of notable brands. The company also provides financing programs to facilitate the sales of its products and to support its franchise business. Snap-on, an S&P 500 company, generated sales of $4.7 billion in 2024, and is headquartered in Kenosha, Wisconsin.
Forward-looking Statements
Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 28, 2024, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.
# # #
For additional information, please visit www.snapon.com or contact:
Investors:                                Media:
Sara Verbsky                                Samuel Bottum
262/656-4869                                262/656-5793

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2025	2024	2025	2024

Net sales	$1,179.4	$1,179.4	$2,320.5	$2,361.7
Cost of goods sold	(583.9)	(582.1)	(1,146.5)	(1,167.7)
Gross profit	595.5	597.3	1,174.0	1,194.0
Operating expenses	(336.4)	(317.0)	(671.8)	(642.8)
Operating earnings before financial services	259.1	280.3	502.2	551.2

Financial services revenue	101.7	100.5	203.8	200.1
Financial services expenses	(33.5)	(30.3)	(65.3)	(61.6)
Operating earnings from financial services	68.2	70.2	138.5	138.5

Operating earnings	327.3	350.5	640.7	689.7
Interest expense	(12.3)	(12.3)	(24.7)	(24.8)
Other income (expense) – net	14.3	18.7	28.7	36.8
Earnings before income taxes	329.3	356.9	644.7	701.7
Income tax expense	(72.5)	(79.3)	(141.2)	(154.5)
Net earnings	256.8	277.6	503.5	547.2
Net earnings attributable to noncontrolling interests	(6.5)	(6.4)	(12.7)	(12.5)
Net earnings attributable to Snap-on Incorporated	$250.3	$271.2	$490.8	$534.7

Net earnings per share attributable to Snap-on Incorporated:
Basic	$4.80	$5.15	$9.38	$10.15
Diluted	4.72	5.07	9.24	9.98

Weighted-average shares outstanding:
Basic	52.2	52.7	52.3	52.7
Effect of dilutive securities	0.8	0.8	0.8	0.9
Diluted	53.0	53.5	53.1	53.6

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2025	2024	2025	2024
Net sales:
Commercial & Industrial Group	$347.8	$372.0	$691.7	$731.9
Snap-on Tools Group	491.0	482.0	953.9	982.1
Repair Systems & Information Group	468.6	454.8	944.5	918.6
Segment net sales	1,307.4	1,308.8	2,590.1	2,632.6
Intersegment eliminations	(128.0)	(129.4)	(269.6)	(270.9)
Total net sales	1,179.4	1,179.4	2,320.5	2,361.7
Financial Services revenue	101.7	100.5	203.8	200.1
Total revenues	$1,281.1	$1,279.9	$2,524.3	$2,561.8

Operating earnings:
Commercial & Industrial Group	$46.9	$62.2	$100.1	$117.6
Snap-on Tools Group	116.7	114.8	209.1	232.1
Repair Systems & Information Group	119.8	113.6	241.9	226.5
Financial Services	68.2	70.2	138.5	138.5
Segment operating earnings	351.6	360.8	689.6	714.7
Corporate	(24.3)	(10.3)	(48.9)	(25.0)
Operating earnings	327.3	350.5	640.7	689.7
Interest expense	(12.3)	(12.3)	(24.7)	(24.8)
Other income (expense) – net	14.3	18.7	28.7	36.8
Earnings before income taxes	$329.3	$356.9	$644.7	$701.7

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(Unaudited)

	June 28,	December 28,
	2025	2024
Assets
Cash and cash equivalents	$1,458.3	$1,360.5
Trade and other accounts receivable – net	842.4	815.6
Finance receivables – net	629.2	610.3
Contract receivables – net	114.2	120.0
Inventories – net	997.7	943.4
Prepaid expenses and other current assets	177.8	139.6
Total current assets	4,219.6	3,989.4

Property and equipment – net	557.8	542.6
Operating lease right-of-use assets	90.1	89.4
Deferred income tax assets	78.5	78.0
Long-term finance receivables – net	1,305.3	1,312.0
Long-term contract receivables – net	424.3	418.3
Goodwill	1,102.6	1,056.8
Other intangible assets – net	275.1	267.6
Pension assets	130.5	125.4
Other long-term assets	18.0	17.3
Total assets	$8,201.8	$7,896.8

Liabilities and Equity
Notes payable	$17.7	$13.7
Accounts payable	269.8	265.9
Accrued benefits	54.7	67.2
Accrued compensation	72.9	86.1
Franchisee deposits	72.1	70.9
Other accrued liabilities	454.3	457.7
Total current liabilities	941.5	961.5

Long-term debt	1,186.0	1,185.5
Deferred income tax liabilities	78.6	73.5
Retiree health care benefits	18.4	19.4
Pension liabilities	77.1	78.4
Operating lease liabilities	67.4	68.6
Other long-term liabilities	93.3	92.9
Total liabilities	2,462.3	2,479.8

Equity
Shareholders' equity attributable to Snap-on Incorporated
Common stock	67.5	67.5
Additional paid-in capital	563.3	557.7
Retained earnings	7,850.5	7,584.3
Accumulated other comprehensive loss	(402.5)	(575.0)
Treasury stock at cost	(2,363.3)	(2,240.4)
Total shareholders' equity attributable to Snap-on Incorporated	5,715.5	5,394.1
Noncontrolling interests	24.0	22.9
Total equity	5,739.5	5,417.0
Total liabilities and equity	$8,201.8	$7,896.8

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Three Months Ended
	June 28,	June 29,
	2025	2024
Operating activities:
Net earnings	$256.8	$277.6
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	18.5	18.2
Amortization of other intangible assets	5.9	6.4
Provisions for losses on finance receivables	18.3	17.2
Provisions for losses on non-finance receivables	3.9	6.9
Stock-based compensation expense	8.5	6.0
Deferred income tax benefit	(3.6)	(6.0)
Gain on sales of assets	—	(0.1)
Changes in operating assets and liabilities:
Trade and other accounts receivable	21.3	27.1
Contract receivables	1.8	0.3
Inventories	(15.4)	(0.2)
Prepaid expenses and other assets	5.9	(8.4)
Accounts payable	(15.9)	14.8
Accrued and other liabilities	(68.8)	(58.7)
Net cash provided by operating activities	237.2	301.1

Investing activities:
Additions to finance receivables	(243.5)	(256.2)
Collections of finance receivables	217.1	215.0
Capital expenditures	(19.7)	(23.2)
Disposals of property and equipment	0.5	0.5
Other	(0.4)	3.7
Net cash used by investing activities	(46.0)	(60.2)

Financing activities:
Net increase (decrease) in other short-term borrowings	(0.5)	0.8
Cash dividends paid	(111.8)	(98.0)
Purchases of treasury stock	(79.0)	(47.4)
Proceeds from stock purchase plans and stock option exercises	26.9	23.4
Other	(6.5)	(6.7)
Net cash used by financing activities	(170.9)	(127.9)

Effect of exchange rate changes on cash and cash equivalents	3.1	(1.3)
Increase in cash and cash equivalents	23.4	111.7

Cash and cash equivalents at beginning of period	1,434.9	1,121.0
Cash and cash equivalents at end of period	$1,458.3	$1,232.7

Supplemental cash flow disclosures:
Cash paid for interest	$(8.5)	$(8.3)
Net cash paid for income taxes	(135.2)	(139.0)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Six Months Ended
	June 28,	June 29,
	2025	2024
Operating activities:
Net earnings	$503.5	$547.2
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	36.8	36.4
Amortization of other intangible assets	11.6	12.7
Provisions for losses on finance receivables	36.5	35.4
Provisions for losses on non-finance receivables	9.7	11.8
Stock-based compensation expense	13.0	15.8
Deferred income tax provision (benefit)	0.1	(4.4)
Gain on sales of assets	—	(0.3)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade and other accounts receivable	(12.1)	(20.8)
Contract receivables	4.7	(3.7)
Inventories	(18.4)	21.9
Prepaid expenses and other assets	(3.5)	(11.9)
Accounts payable	2.6	38.1
Accrued and other liabilities	(48.8)	(28.4)
Net cash provided by operating activities	535.7	649.8

Investing activities:
Additions to finance receivables	(462.4)	(504.2)
Collections of finance receivables	427.8	422.8
Capital expenditures	(42.6)	(45.0)
Disposals of property and equipment	0.6	1.6
Other	(1.4)	1.4
Net cash used by investing activities	(78.0)	(123.4)

Financing activities:
Net increase in other short-term borrowings	4.0	0.4
Cash dividends paid	(224.0)	(196.2)
Purchases of treasury stock	(166.2)	(117.6)
Proceeds from stock purchase plans and stock option exercises	45.2	51.7
Other	(23.5)	(30.4)
Net cash used by financing activities	(364.5)	(292.1)

Effect of exchange rate changes on cash and cash equivalents	4.6	(3.1)
Increase in cash and cash equivalents	97.8	231.2

Cash and cash equivalents at beginning of year	1,360.5	1,001.5
Cash and cash equivalents at end of period	$1,458.3	$1,232.7

Supplemental cash flow disclosures:
Cash paid for interest	$(22.1)	$(22.0)
Net cash paid for income taxes	(155.0)	(153.7)

Non-GAAP Supplemental Data
The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and Financial Services businesses.
The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostics, equipment products, software, and other non-financial services operations with Financial Services presented on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses are eliminated to arrive at the Condensed Consolidated Financial Statements.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(Unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	June 28,	June 29,	June 28,	June 29,
	2025	2024	2025	2024

Net sales	$1,179.4	$1,179.4	$—	$—
Cost of goods sold	(583.9)	(582.1)	—	—
Gross profit	595.5	597.3	—	—
Operating expenses	(336.4)	(317.0)	—	—
Operating earnings before financial services	259.1	280.3	—	—

Financial services revenue	—	—	101.7	100.5
Financial services expenses	—	—	(33.5)	(30.3)
Operating earnings from financial services	—	—	68.2	70.2

Operating earnings	259.1	280.3	68.2	70.2
Interest expense	(12.3)	(12.3)	—	—
Intersegment interest income (expense) – net	17.4	17.1	(17.4)	(17.1)
Other income (expense) – net	14.2	18.7	0.1	—
Earnings before income taxes and equity earnings	278.4	303.8	50.9	53.1
Income tax expense	(59.7)	(65.0)	(12.8)	(14.3)
Earnings before equity earnings	218.7	238.8	38.1	38.8
Financial services – net earnings attributable to Snap-on Incorporated	38.1	38.8	—	—
Net earnings	256.8	277.6	38.1	38.8
Net earnings attributable to noncontrolling interests	(6.5)	(6.4)	—	—
Net earnings attributable to Snap-on Incorporated	$250.3	$271.2	$38.1	$38.8

* Snap-on with Financial Services presented on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(Unaudited)

	Operations*		Financial Services
	Six Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2025	2024	2025	2024

Net sales	$2,320.5	$2,361.7	$—	$—
Cost of goods sold	(1,146.5)	(1,167.7)	—	—
Gross profit	1,174.0	1,194.0	—	—
Operating expenses	(671.8)	(642.8)	—	—
Operating earnings before financial services	502.2	551.2	—	—

Financial services revenue	—	—	203.8	200.1
Financial services expenses	—	—	(65.3)	(61.6)
Operating earnings from financial services	—	—	138.5	138.5

Operating earnings	502.2	551.2	138.5	138.5
Interest expense	(24.7)	(24.8)	—	—
Intersegment interest income (expense) – net	34.4	33.8	(34.4)	(33.8)
Other income (expense) – net	28.6	36.7	0.1	0.1
Earnings before income taxes and equity earnings	540.5	596.9	104.2	104.8
Income tax expense	(115.1)	(127.3)	(26.1)	(27.2)
Earnings before equity earnings	425.4	469.6	78.1	77.6
Financial services – net earnings attributable to Snap-on Incorporated	78.1	77.6	—	—
Net earnings	503.5	547.2	78.1	77.6
Net earnings attributable to noncontrolling interests	(12.7)	(12.5)	—	—
Net earnings attributable to Snap-on Incorporated	$490.8	$534.7	$78.1	$77.6

* Snap-on with Financial Services presented on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Balance Sheets
(Amounts in millions)
(Unaudited)

	Operations*		Financial Services
	June 28,	December 28,	June 28,	December 28,
	2025	2024	2025	2024
Assets
Cash and cash equivalents	$1,458.2	$1,360.4	$0.1	$0.1
Intersegment receivables	17.6	15.1	—	—
Trade and other accounts receivable – net	841.4	815.0	1.0	0.6
Finance receivables – net	—	—	629.2	610.3
Contract receivables – net	4.9	4.8	109.3	115.2
Inventories – net	997.7	943.4	—	—
Prepaid expenses and other current assets	180.7	143.8	11.3	9.4
Total current assets	3,500.5	3,282.5	750.9	735.6

Property and equipment – net	555.4	540.2	2.4	2.4
Operating lease right-of-use assets	84.6	83.8	5.5	5.6
Investment in Financial Services	404.9	403.5	—	—
Deferred income tax assets	51.0	51.8	27.5	26.2
Intersegment long-term notes receivable	838.5	831.8	—	—
Long-term finance receivables – net	—	—	1,305.3	1,312.0
Long-term contract receivables – net	8.1	8.4	416.2	409.9
Goodwill	1,102.6	1,056.8	—	—
Other intangible assets – net	275.1	267.6	—	—
Pension assets	130.5	125.4	—	—
Other long-term assets	37.0	35.6	0.2	0.2
Total assets	$6,988.2	$6,687.4	$2,508.0	$2,491.9

Liabilities and Equity
Notes payable	$17.7	$13.7	$—	$—
Accounts payable	267.4	265.4	2.4	0.5
Intersegment payables	—	—	17.6	15.1
Accrued benefits	54.7	67.2	—	—
Accrued compensation	71.0	83.5	1.9	2.6
Franchisee deposits	72.1	70.9	—	—
Other accrued liabilities	438.1	443.6	30.4	27.7
Total current liabilities	921.0	944.3	52.3	45.9

Long-term debt and intersegment long-term debt	—	—	2,024.5	2,017.3
Deferred income tax liabilities	78.6	73.5	—	—
Retiree health care benefits	18.4	19.4	—	—
Pension liabilities	77.1	78.4	—	—
Operating lease liabilities	61.7	63.0	5.7	5.6
Other long-term liabilities	91.9	91.8	20.6	19.6
Total liabilities	1,248.7	1,270.4	2,103.1	2,088.4

Total shareholders’ equity attributable to Snap-on Incorporated	5,715.5	5,394.1	404.9	403.5
Noncontrolling interests	24.0	22.9	—	—
Total equity	5,739.5	5,417.0	404.9	403.5
Total liabilities and equity	$6,988.2	$6,687.4	$2,508.0	$2,491.9

* Snap-on with Financial Services presented on the equity method.